EXHIBIT 1

AGREEMENT

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: February 12, 2024

NAN FUNG GROUP HOLDINGS LIMITED

By:	/s/ Tang Chun Wai Nelson
	Name:	Tang Chun Wai Nelson
	Title:	Director

NF INVESTMENT HOLDINGS LIMITED

By:	/s/ Tang Chun Wai Nelson
	Name:	Tang Chun Wai Nelson
	Title:	Director

NAN FUNG LIFE SCIENCES HOLDINGS LIMITED

By:	/s/ Sun Xintong
	Name:	Sun Xintong
	Title:	Director

PIVOTAL BIOVENTURE PARTNERS FUND I, L.P.

By:	PIVOTAL BIOVENTURE PARTNERS FUND I G.P., L.P.
Its General Partner,

By:	PIVOTAL BIOVENTURE PARTNERS FUND I U.G.P. LTD
Its General Partner,

By:	/s/ Robert Hopfner
	Name:	Robert Hopfner
	Title:	Authorized Signatory

PIVOTAL BIOVENTURE PARTNERS FUND I G.P., L.P.

By:	PIVOTAL BIOVENTURE PARTNERS FUND I U.G.P. LTD
Its General Partner,

By:	/s/ Robert Hopfner
	Name:	Robert Hopfner
	Title:	Authorized Signatory

PIVOTAL BIOVENTURE PARTNERS FUND I U.G.P. LTD

By:	/s/ Robert Hopfner
	Name:	Robert Hopfner
	Title:	Authorized Signatory

PIVOTAL PARTNERS LTD

By:	/s/ Sun Xintong
	Name:	Sun Xintong
	Title:	Director

PIVOTAL LIFE SCIENCES HOLDINGS LIMITED

By:	/s/ Sun Xintong
	Name:	Sun Xintong
	Title:	Director

NFLS BETA LIMITED

By:	/s/ Sun Xintong
	Name:	Sun Xintong
	Title:	Director

NFLS PLATFORM HOLDINGS LIMITED

By:	/s/ Sun Xintong
	Name:	Sun Xintong
	Title:	Director

NFLS ZETA LIMITED

By:	/s/ Sun Xintong
	Name:	Sun Xintong
	Title:	Director